EXHIBIT 99.1

NEWS RELEASE

FORMER NOKIA, CITIBANK AND TURNER BROADCASTING
STARLOUNGE DIVISION SENIOR EXECUTIVE, PETER KARSTEN
JOINS TAGLIKEME CORP. AS CFO

London, England – PR Newswire – Sept. 26, 2012 – TagLikeMe Corp. ("TagLikeMe" or “the Company”) (OTCQB:TAGG), a social media development company, today announced that experienced mobile and Internet technology development executive Peter Karsten has joined the Company as its new Chief Financial Officer.

Peter Karsten has an exemplary 25 year record for developing technology with Fortune 500 global companies, including leading divisions in the telecom, banking, mobile, online gaming and social media sectors. His positions have ranged from Vice President in Citibank’s Mobile Banking division to Executive Chairman and CEO with Cecure Gaming, an online gaming venture he founded in 2001.

Most recently, Mr. Karsten was the Senior Vice President of Starlounge, a Turner Broadcasting portfolio company based in London and Stockholm. Under his guidance Starlounge leveraged relationships with MSN, Terra, and Turner Broadcasting / CNN to create new sales channels with Terra Brazil, Nokia, Samsung TV and RBC in Russia. The company built an online eco system that serves over 20 million monthly unique visitors.

Over his career, Mr. Karsten has been directly responsible for developing technology divisions and integrating them within large partner environments. These include direct development with Sony Ericsson for Software-as-a-Service, co-marketing agreements with Vodafone, O2, Orange and T-Mobile, as well as licensing to Nokia and Philips. He has also managed and grown sales divisions, initiated joint ventures with large partners and raised funds though financial institutions and venture partners.

Richard Elliot-Square, President and CEO of TagLikeMe Corp. states, “Having Peter Karsten join the Company at this early stage is a tremendous asset. His knowledge of our industry and strong connections within the finance and tech industries give us a considerable leg up when it comes to developing financial resources, dealing with large partners and building our internal IP. We are fortunate to be able to call on his experience.”

Peter Karsten received his Masters Science degree in Applied Physics from the Royal Institute of Technology, Sweden. He is a resident of London, England.

About TagLikeMe Corp.

TagLikeMe Corp. owns and operates TagLikeMe.com, an Internet services platform that combines the most commonly used functions of search and social media interaction in one destination. TagLikeMe.com allows individuals to search the Internet by using the top three search engines of Yahoo™, Bing™ and Google™, in addition to viewing related activities from popular social media based sites such as Facebook™, YouTube™, Twitter™ and Wikipedia ™ in a single search inquiry. It also gives searchers the opportunity to connect, chat and share with others worldwide that might be searching similar topics. This adds a much-needed human element to search and online social interaction.

For more information see www.TagLikeMeCorp.com.

Contact:
Investor Relations
+44.207.290.6919
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Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of TagLikeMe Corp.. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the advantages of TagLikeMe's products and services, anticipated advantages resulting from the merger, whether funding anticipated from completing the merger will result,, successful completion and development of the social media component of the business and its market acceptance, the business strategy, plans and objectives of the Company and TagLikeMe Corp.; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects", “intended” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results and ultimate corporate actions could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the perception of investors of the newly merged company and their willingness to fund this newly public company, the demand for a social media site and viability of it for advertising, new products and services developed by other companies, market share garnered by competitors, ability to maintain customer and vendor relationships, and those factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov), among other factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.